Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheets and statement of operations based upon the combined historical financial statements of Arcimoto (the “Company”), and Tilting Motor Works, Inc. (“TMW”) after giving effect to the business combination (the “Transaction”) between Arcimoto and TMW and adjustments described in the accompanying notes.

The following unaudited pro forma condensed combined balance sheets of TMW and the Company, as of December 31, 2020, has been prepared to reflect the effects of the TMW acquisition as if it occurred on January 1, 2020. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2020 combines the historical results and operations of TMW and the Company giving effect to the Transaction as if it occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	Arcimoto’s audited consolidated financial statements and accompanying notes as of and for the year ending December 31, 2020, as contained in its Annual Report on Form 10-K filed on March 31, 2021 and amended on April 5, 2021 with the United States Securities and Exchange Commission (the “SEC”).

●	TMW’s audited financial statements as of and for the years ended December 31, 2020, contained elsewhere in this filing.

●	The other information contained in or incorporated by reference into this filing.

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805 and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of Transaction

On January 23, 2021, Arcimoto, Inc. (the “Company”) entered into an Asset Purchase Agreement dated to be effective January 22, 2021 (the “Agreement”) with Tilting Motor Works, Inc., a Washington corporation (the “Seller”) and Robert Mighell, in his individual capacity solely with respect to Section 11(I) of the Agreement. Pursuant to the terms and conditions of the Agreement, the Company paid consideration of $1,750,000 and 604,687 shares (number of shares subject to adjustment) of Company common stock, no par value, subject to certain conditions and adjustments. On February 4, 2021 the Company issued 436,399 common stock shares and paid the cash consideration and received inventories, machinery and equipment, Intellectual Property (as defined in the Agreement), general intangibles; furniture and fixtures; office supplies and equipment, leasehold improvements, prepaid expenses, contract and lease rights, open purchase orders from customers, claims benefitting Seller with respect to the business, know-how, tradenames and trademarks, logos, operating data and records, internet domain names, accounting records and reports, and all of Seller’s rights to the name “Tilting Motor Works.”

ARCIMOTO AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2020

(UNAUDITED)

	Arcimoto	TMW	Proforma Adjustments	Notes	Proforma Combined
ASSETS	Note A	Note B
Current assets:
Cash and cash equivalents	$39,451,401	$138,566	$(1,888,566)	(b)	$37,701,401
Accounts receivable, net	17,117	-	-		17,117
Inventory	5,104,068	343,413			5,447,481
Prepaid Inventory	1,029,617	-			1,029,617
Deposits	-	-			-
Other current assets	900,827	25,076			925,903
Total current assets	46,503,030	507,055	(1,888,566)		45,121,519

Property and equipment, net	6,645,230	4,349	-		6,649,579
Goodwill	-	-	3,881,278	(d)	3,881,278
Intangible assets, net	-	24,330	9,779,268	(c)	9,803,598
Security deposits	101,688	-	-		101,688
			-
Total assets	$53,249,948	$535,734	$11,771,980		$65,557,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities:
Accounts payable	$205,133	$272,944	$(272,944)	(g)	$205,133
Accrued liabilities	431,166	8,405	-		439,571
Customer deposits	605,532	68,978	-		674,510
Current portion of capital lease obligations	246,524	-	-		246,524
Convertible notes payable, related parties	-	-	-		-
Convertible notes payable, net of discount	-	-	-		-
Notes payable, net of discount	478,928	972,074	(972,074)	(a)	478,928
Current portion of warranty reserve	161,607	-	-		161,607
Current portion of deferred revenue	127,219	-	-		127,219
Current portion of equipment financing note payable	237,069	-	-		237,069
Current portion of note payable to bank	421,076	377,315	(377,315)	(a)	421,076
Total current liabilities	2,914,254	1,699,716	(1,622,333)		2,991,637

Capital lease obligations, net of current portion	534,624		-		534,624
Warranty reserve	66,500		-		66,500
Long-term deferred revenue	50,000		-		50,000
Equipment financing note payable	1,352,930		-		1,352,930
Note payable to bank, net of current portion	647,610		-		647,610
Total long-term liabilities	2,651,664	-	-		2,651,664

Total liabilities	5,565,918	1,699,716	(1,622,333)		5,643,301

Commitments and contingencies

Stockholders’ equity:
Series A-1 Preferred Stock, no par value, 1,500,000 authorized; none issued and outstanding as of December 31, 2020	-	-	-		-
Class C Preferred Stock, no par value, 2,000,000 authorized; none issued and outstanding as of December 31, 2020	-	-	-		-
Preferred Stock, no par value, 1,500,000 authorized, none issued and outstanding as of December 31, 2020	-	-	-		-
Common Stock, no par value, 60,000,000 shares authorized; 34,623,894 shares issued and outstanding as of December 31, 2020	100,236,178	-	13,038,355	(h)	113,274,533
Series A Preferred stock, no par value, 2,968,203 authorized, issued and outstanding	-	1,173,547	(1,173,547)	(e)	-
Series B Preferred Stock, no par value, 2,876,056 authorized, issued and outstanding	-	1,110,306	(1,110,306)	(e)	-
Common stock, no par value, 20,000,000 shares authorized; 7,545,307 shares issued and outstanding	-	567,100	(567,100)	(e)	-
Additional paid-in capital	3,876,503	808,402	(906,967)	(f)	3,777,938
Accumulated deficit	(56,428,651)	(4,823,337)	4,113,878	(f)	(57,138,110)
Total stockholders’ equity	47,684,030	(1,163,982)	13,394,313		59,914,361
			-
Total liabilities and stockholders’ equity	$53,249,948	$535,734	$11,771,980		$65,557,662

ARCIMOTO AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Arcimoto	TMW	Proforma Adjustments	Notes	Proforma Combined
Revenue:	Note A	Note B
Product sales	$2,040,470	$618,496	$-		$2,658,966
Grant revenue	10,000		-		10,000
Other revenue	125,823		-		125,823
Total revenues	2,176,293	618,496	-		2,794,789
Cost of goods sold	8,250,956	421,796			8,672,752
Gross loss	(6,074,663)	196,700	-		(5,877,963)

Operating expenses:
Research and development	3,011,024	-			3,011,024
Sales and marketing	2,238,890	64,026			2,302,916
General and administrative	6,091,306	398,737			6,490,043
Amortization of intangibles	-	-	844,402	(c)	844,402
Total operating expenses	11,341,220	462,763	844,402		12,648,385

Loss from operations	(17,415,883)	(266,063)	(844,402)		(18,526,348)

Other expense (income):
Interest expense	721,466	134,943	(134,943)	(a)	721,466
Other income	(16,451)	(133,372)			(149,823)
Foreign exchange gain	(409)	-			(409)

Net loss	$(18,120,489)	$(267,634)	$(709,459)		$(19,097,582)

Weighted average common shares - basic and diluted	28,574,729		436,339		29,011,068
Net loss per common share - basic and diluted	$(0.63)		$(1.63)		$(0.66)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Please Note That All Monetary Amounts Other Than Per Share Information Are Presented in Thousands Unless Otherwise Indicated.

1. Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Arcimoto and TMW. The unaudited pro forma condensed combined financial information is presented as if the Transaction had been completed on January 1, 2020 with respect to the unaudited pro forma condensed combined balance sheet as of December 31, 2020, as well as in respect to the unaudited pro forma condensed combined statements of operations for each for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transaction.

We have accounted for the Transaction in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired based on a preliminary allocation of the purchase price. The Company is continuing to review the preliminary purchase price allocation and evaluate whether any of the goodwill or other intangibles created in the transaction might be impaired given that the fair value of the common shares paid in the transaction was valued on the date the transaction closed (February 4, 2021) which was an all-time high for the Company’s common shares.

Arcimoto’s combined financial information is prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) as issued by the FASBTMW’s financial information has been historically prepared in accordance with GAAP.

Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the Transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Transaction, including potential synergies that may be generated in future periods.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of December 31, 2020

Note A: Derived from the balance sheet of Arcimoto and its subsidiaries as of December 31, 2020, as presented in the Company’s annual 10-K filing.

Note B: Derived from the audited balance sheet of TMW as of December 31, 2020 included elsewhere within this filing.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

Note A: Derived from the audited statement of operations of Arcimoto for the year ended December 31, 2020, as presented in the Company’s annual form 10-K filing.

Note B: Derived from the audited statement of operations of TMW for the year ended December 31, 2020 included elsewhere in this filing.

2. Consideration Transferred

In consideration of the interests, the Company delivered to the Seller $1,750,000 in cash, plus 436,339 shares of the Company for substantially all of the TMW assets and certain assumed liabilities.

The purchase price is calculated as follows:

Cash	$1,750,000
Add: Fair value of shares issued	13,038,335
Total consideration	$14,788,335

3. Preliminary Purchase Price Allocation

A summary of the preliminary purchase price allocation is as follows:

Description	Fair Value
Assets acquired:
Inventory	$342,394
Prepaid expenses and other current assets	4,083
Property, plant, and equipment	4,349
Tradename	2,052,000
Proprietary Technology	7,010,000
Customer Relationships	1,586,000
Goodwill	3,881,278
Total assets acquired	$14,880,104

Liabilities assumed:
Customer deposits	91,749
Total liabilities assumed	91,749
Estimated fair value of net assets acquired:	$14,788,335

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4. Intangible Assets Acquired

The Purchaser acquired intangible assets from TMW as a result of the Transaction. The Tradename, Proprietary Technology, Customer Relationships, Agreement intangible assets are noted to have a finite life while Goodwill has an indefinite life span. The finite life intangible assets will be amortized using the straight-lined method of the respective lives of each asset, while the indefinite life intangible assets will not be amortized.

Based thereon, below are the acquired intangibles with their relative useful lives and method of amortization

Intangible Asset	Useful Life	Amortization Method
Tradename and trademarks	14 years	Straight-line
Proprietary Technology	13 Years	Straight-line
Customer Relationships	10 Years	Straight-line
Goodwill	Indefinite	N/A

The pro forma condensed combined statements of operations above for the year ending December 31, 2020 both include pro forma adjustments related to the amortization of the intangible assets acquired. For pro forma purposes, the finite life intangible assets are amortized on a straight-line basis beginning on January 1, 2020, as if the Transaction occurred on that date.

5. Income Tax Adjustments

The effective tax rate used by TMW for the year ending December 31, 2020 was 21%. Based on the Company’s intent to avail itself of the business continuation requirements, the Company expects to be able to utilize the net operating loss carryovers. As a result, the Company would record a deferred tax asset for the estimated net operating loss as of the opening balance sheet date. The acquired intangible assets will result in a deferred tax liability (book basis with no corresponding tax basis). The amortization of those intangible assets represents a source of future taxable income such that the net operating losses up to that amount would be realizable. The net operating losses in excess of the intangible assets would require a valuation allowance unless other sources of future taxable income could be identified. The resulting combination of the deferred tax asset, deferred tax liability, and valuation allowance results in a net impact of zero on the consolidated financial statements of Arcimoto and its subsidiaries subsequent to the transaction.

For the periods presented, the pro forma pretax losses incurred by the Company received no corresponding tax benefit because the Company concluded that it is more likely than not that the Company will be unable to realize the value of any resulting deferred tax assets (see discussion above). In consideration of the facts previously stated, management has determined that there is no net tax impact of the Transaction on the pro forma financial statements for the year ending December 31, 2020.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

6. Detailed Notes – Pro Forma Adjustments

(a)	Adjustment to eliminate historical December 31, 2020 TMW notes payable that were no longer in place as of the date of the Transaction. As the notes were settled as part of the Transactions, management eliminated the $134,943 of related interest expense.

(b)	Reflects the $1,750,000 paid at closing of the Transaction, adjust the historical cash balance of TMW to zero as TMW cash was not acquired in the Transaction on the Closing Date.

(c)	Adjustments represent the preliminary fair market value related to the identifiable intangible assets acquired in the Transaction less amortization expense of approximately $844,402 for the year ended December 31, 2020.

(d)	Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Transaction. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, the Company will incur an impairment charge during the period in which the determination is made. The goodwill is attributable primarily to strategic and synergistic opportunities.

(e)	Adjustment to close out TMW’s common stock and additional paid-in capital accounts in conjunction with the Transaction, as well as Net Working Capital changes to the date of closing.

(f)	Adjustment to remove TMW’s accumulated deficit, the elimination of intercompany loans no longer in place at the time of the Transaction, the elimination of intangible assets no longer in place as of the date of the Transaction, and the amortization expense associated with the intangible assets acquired in the Transaction. See below for details on adjustments to accumulated deficit.

(g)	Adjust the accounts payable of TMW as accounts payable was not an assumed liability in the Transaction.

(h)	Fair value of 436,339 Company common shares issued in the Transaction.